Exhibit 32.2

WRITTEN STATEMENT PURSUANT TO 18 USC. SECTION 1350

In connection with the Annual Report of China 3C Group and its subsidiaries (the “Company”) on Form 10-K/A for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jian Zhang, Chief Financial Officer of the Company certifies, pursuant to 18 USC. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 4, 2012	By:	/s/ Weiping Wang
	Name:	Weiping Wang
	Title:	Chief Financial Officer (Principal Accounting and Financial Officer)